Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS SECOND QUARTER RESULTS:
NET INCOME OF $234 MILLION AND EARNINGS PER SHARE OF $.48

Riverwoods, IL, June 26, 2008 - (BUSINESS WIRE) - Discover Financial Services (NYSE: DFS) today reported net income for the second quarter of 2008 of $234 million, or $.48 per share, as compared to $209 million, or $.44 per share, in the second quarter of 2007.  Reported results included income from continuing operations of $202 million, or $.42 per share, and $32 million from discontinued operations related to the company’s International Card segment.

Second Quarter Highlights

•	Managed loans grew 2% to $47.8 billion; Discover Card sales grew 2% to $22.5 billion.
•	Including non-credit card loans, the second quarter managed net charge-off rate was 4.99% and the managed over 30 days delinquency rate was 3.81%.
•	The Third-Party Payments segment debit and credit volume grew 33% to $29.4 billion.
•	Non-interest expenses decreased 3% from last year.
•	The company completed the sale of the Goldfish business in the United Kingdom.
•	The company agreed to acquire Diners Club International, with an expected closing in July.

“Despite the challenging economy, Discover delivered solid results this quarter,” said David Nelms, chief executive officer of Discover Financial Services. "We grew managed loans and revenues within our U.S. Card segment and maintained strong credit quality.  We are also very pleased with the performance of our Third-Party Payments segment, which delivered record network volume of $29 billion, an increase of 33% from last year.  With the pending acquisition and integration of Diners Club International, we expect to significantly improve our competitive position in this segment through global reach and by accelerating growth in our payments network revenues."

Segment Results (Managed Basis):

U.S. Card

Managed loans grew to $47.8 billion, up 2% from last year, as the company remained diligent in maintaining strong credit quality and improving net interest margin in the current environment.  Balance transfer volume was reduced by 32% from last year, and sales volume grew at a slower pace, increasing 2%.

Beginning this quarter, the company is reporting its portfolio statistics, including managed loans, interest yield, charge-offs and delinquencies, on a segment basis to reflect the inclusion of non-card loan products in all measures.  The segment managed over 30 days delinquency rate of 3.81% was down seasonally from the first quarter of 2008, and up 84 basis points from last year.  The managed credit card over 30 days delinquency rate was 3.85%, down 8 basis points from last quarter and up 88 basis points from last year.  The segment managed net charge-off rate increased to 4.99% for the second quarter of 2008, up 102 basis points from last year, while the managed credit card net charge-off rate increased to 5.05%, reflecting continued deterioration in the economic environment.

U.S. Card pretax income was $309 million in the second quarter of 2008, down 20% from the second quarter of 2007, as revenues net of interest expense increased 3% to $1.5 billion, provision for loan losses increased 31% to $582 million, and non-interest expenses declined 3% to $586 million.
•	Managed net interest income increased $114 million, or 13%, reflecting widening net interest margins benefiting from lower cost of funds and a reduction in, and higher rates on, promotional balances.
•	Other income decreased $71 million, or 14%, reflecting:
•	A $44 million unfavorable revaluation of the company’s retained interests in securitizations as compared to a $36 million favorable revaluation in the second quarter of 2007;
•	The previously announced $31 million write-down of an investment in the asset-backed commercial paper notes of Golden Key U.S. LLC, which had invested in U.S. mortgage-backed securities; and

•	A $47 million increase in discount and interchange revenue related to increased sales volumes as well as lower rewards costs related to revised forfeiture assumptions.
•
Provision for loan losses increased 31% due to higher net charge-offs reflecting recent credit trends.  The loan loss reserve rate increased to 4.28% in the quarter; however, the allowance for loan losses declined by $14 million from last quarter due to a lower level of on-balance sheet loans as a result of securitization activity.

•	Expenses declined $16 million, or 3%, principally due to lower professional fees related to lower legal and consulting costs.

Third-Party Payments

The Third-Party Payments segment produced record transaction volume of $29.4 billion, up 33% from last year, reflecting the impact of new issuer signings in 2007 as well as increased volumes from existing issuers.  Pretax income of $17 million was up 110% from the second quarter of 2007 as revenues increased 26% to $38 million, while expenses fell 4% to $21 million.
•	Other income increased $8 million, or 27%, reflecting increased volumes and fee revenues.
•	Expenses decreased $1 million, or 4%, reflecting lower transaction processing and consulting costs.

Discontinued Operations

On March 31, 2008, the company completed the sale of its Goldfish business in the United Kingdom to Barclays Bank PLC. In the second quarter of 2008, the company recognized income from discontinued operations, net of tax, of $32 million.

Dividend Declaration/Stock Repurchase Program

The company declared a cash dividend of $.06 per share, payable on July 22, 2008, to stockholders of record at the close of business on July 1, 2008. No stock repurchases were conducted under the stock repurchase program during the second quarter.

Conference Call and Webcast Information

The company will host a conference call to discuss its second quarter results on Thursday, June 26, 2008, at 10 a.m. Central time.  Interested parties can listen to the conference call via a live audio webcast at http://investorrelations.discoverfinancial.com.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America's cash rewards pioneer. Since its inception in 1986, the company has become one of the largest card issuers in the United States. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations, and PULSE, one of the nation's leading ATM/debit networks. For more information, visit www.discoverfinancial.com.

Contacts:

Investors:
Craig Streem, 224-405-3575
craigstreem@discover.com

Media:
Leslie Sutton, 224-405-3965
lesliesutton@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.discoverfinancial.com.

Financial information presented on a managed basis assumes that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. Management believes it is useful for investors to consider the credit performance of the entire managed loan portfolio to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization.  For more information, and a detailed reconciliation, please refer to the schedule titled “Reconciliation of GAAP to Managed Data” attached to this press release.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services' management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available.  The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. debt and deposit markets; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley.

Additional factors that could cause Discover Financial Services' results to differ materially from those described in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the year ended November 30, 2007, filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Quarter Ended
	May 31, 2008	Feb 29, 2008	May 31, 2007

Earnings Summary
Interest Income	$612,063	$662,802	$637,656
Interest Expense	313,248	339,441	303,422
Net Interest Income	298,815	323,361	334,234
Other Income	844,892	975,544	829,786
Revenue Net of Interest Expense	1,143,707	1,298,905	1,164,020
Provision for Loan Losses	210,969	305,632	144,676
Employee Compensation and Benefits	218,290	217,370	215,447
Marketing and Business Development	132,038	141,553	131,959
Information Processing & Communications	79,449	78,276	82,396
Professional Fees	81,392	73,672	102,853
Premises and Equipment	19,803	19,641	20,557
Other Expense	75,853	71,831	70,546
Total Other Expense	606,825	602,343	623,758
Income (Loss) Before Income Taxes	325,913	390,930	395,586
Tax Expense	124,370	152,101	145,330
Income From Continuing Operations	201,543	238,829	250,256
Discontinued Operations, Net of Tax [1]	32,605	(157,615)	(41,014)
Net Income (Loss) [1]	$234,148	$81,214	$209,242

Effective Tax Rate From Continuing Operations	38.2%	38.9%	36.7%

Balance Sheet Statistics [2]
Total Assets	$34,020,245	$34,222,732	$32,264,467
Total Equity	$5,849,691	$5,654,341	$5,780,284
Total Tangible Equity	$5,538,240	$5,341,020	$5,461,713
Tangible Equity/Total Owned Assets	16.3%	15.6%	16.9%
ROE [1]	16%	6%	15%
ROE from Continuing Operations	14%	17%	18%

Allowance for Loan Loss (period end)	$846,775	$860,378	$644,701
Change in Loan Loss Reserves	$(13,603)	$100,453	$(18,471)
Reserve Rate	4.28%	4.16%	3.32%
Interest-only Strip Receivable (period end)	$447,994	$468,059	$372,421
Net Revaluation of Retained Interests	$(44,473)	$74,997	$36,354

Per Share Statistics
Basic EPS [1]	$0.49	$0.17	$0.44
Basic EPS from Continuing Operations	$0.42	$0.50	$0.52
Diluted EPS [1,3]	$0.48	$0.17	$0.44
Diluted EPS from Continuing Operations [3]	$0.42	$0.50	$0.52
Stock Price (period end)	$17.15	$15.09
Book Value	$12.20	$11.80
Ending Shares Outstanding (000's) [3]	479,346	479,127	477,236
Weighted Average Shares Outstanding (000's) [3]	479,270	478,518	477,236
Weighted Average Shares Outstanding (fully diluted) (000's) [3]	483,753	481,744	477,236

Loan Receivables [2]
Total Loans - Owned	$20,502,063	$21,042,681	$19,938,986
Average Total Loans - Owned	$19,890,330	$21,523,606	$18,673,525

Interest Yield	10.40%	10.34%	10.69%
Net Principal Charge-off Rate	4.49%	3.83%	3.47%
Delinquency Rate (over 30 days)	3.54%	3.63%	2.71%
Delinquency Rate (over 90 days)	1.81%	1.82%	1.31%

Transactions Processed on Networks (000's)
Discover Network	370,596	378,912	361,893
PULSE Network	703,404	621,072	558,811
Total	1,074,000	999,984	920,704

Network Volume
PULSE Network	$27,830,403	$24,783,895	$20,799,365
Third-Party Issuers	1,603,006	1,545,943	1,313,438
Total Third-Party Payments	29,433,409	26,329,838	22,112,803
U.S. Card	23,621,519	24,074,331	22,975,645
Total	$53,054,928	$50,404,169	$45,088,448

[1] The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations. The quarter ended February 29, 2008 includes a loss from discontinued operations, net of tax of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and income of $14 million related to the Goldfish business operations.

[2] Based on Continuing Operations except equity and ROE. Equity is based on company's equity.

[3] For all periods prior to the spin off from Morgan Stanley, the same number of shares is being used for diluted EPS as for basic EPS as no common stock of Discover Financial Services was traded prior to July 2, 2007 and no Discover equity awards were outstanding for the prior periods.

Discover Financial Services
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	May 31, 2008	Feb 29, 2008	May 31, 2007

Earnings Summary
Interest Income	$1,572,697	$1,652,615	$1,601,882
Interest Expense	550,629	668,953	693,841
Net Interest Income	1,022,068	983,662	908,041
Other Income	492,207	636,679	555,552
Revenue Net of Interest Expense	1,514,275	1,620,341	1,463,593
Provision for Loan Losses	581,537	627,068	444,249
Employee Compensation and Benefits	218,290	217,370	215,447
Marketing and Business Development	132,038	141,553	131,959
Information Processing & Communications	79,449	78,276	82,396
Professional Fees	81,392	73,672	102,853
Premises and Equipment	19,803	19,641	20,557
Other Expense	75,853	71,831	70,546
Total Other Expense	606,825	602,343	623,758
Income (Loss) Before Income Taxes	325,913	390,930	395,586
Tax Expense	124,370	152,101	145,330
Income From Continuing Operations	201,543	238,829	250,256
Discontinued Operations, Net of Tax [2]	32,605	(157,615)	(41,014)
Net Income (Loss) [2]	$234,148	$81,214	$209,242

Balance Sheet Statistics [3]
Total Assets	$62,148,577	$61,937,501	$60,022,064
Total Equity [4]	$5,849,691	$5,654,341	$5,780,284
Total Tangible Equity [4]	$5,538,240	$5,341,020	$5,461,713
Tangible Equity/Net Managed Receivables	11.8%	11.5%	11.8%
Tangible Equity/Total Managed Assets	8.9%	8.6%	9.1%

Net Yield on Loan Receivables	8.57%	8.10%	7.78%
Return on Loan Receivables	1.69%	1.97%	2.14%

Loan Receivables [3]
Total Loans - Managed	$47,841,491	$47,500,410	$46,953,902
Average Total Loans - Managed	$47,472,077	$48,863,167	$46,296,296

Managed Interest Yield	12.41%	12.70%	12.58%
Managed Net Principal Charge-off Rate	4.99%	4.33%	3.97%
Managed Delinquency Rate (over 30 days)	3.81%	3.90%	2.97%
Managed Delinquency Rate (over 90 days)	1.96%	1.96%	1.44%

Credit Card Volume	$25,596,794	$26,207,028	$26,408,578
Credit Card Sales Volume	$22,457,651	$23,155,253	$22,108,865

Segment - Income Before Income Taxes
U.S. Card	$309,123	$375,403	$387,576
Third-Party Payments	16,790	15,527	8,010
Total	$325,913	$390,930	$395,586

1 Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

2 The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations.  The quarter ended February 29, 2008 includes a loss from discontinued operations, net of tax of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and income of $14 million related to the Goldfish business operations.

3 Based on Continuing Operations.  Equity is based on company's equity.

4 Balance on a GAAP and Managed basis is the same.

Discover Financial Services
U.S. Card Segment
Managed Basis[1]
(unaudited, dollars in thousands)
	Quarter Ended
	May 31, 2008	Feb 29, 2008	May 31, 2007

Earnings Summary
Interest Income	$1,572,164	$1,651,987	$1,601,324
Interest Expense	550,629	668,951	693,837
Net Interest Income	1,021,535	983,036	907,487
Other Income	455,074	602,411	526,304
Revenue Net of Interest Expense	1,476,609	1,585,447	1,433,791
Provision for Loan Losses	581,537	627,068	444,249
Total Other Expense	585,949	582,976	601,966
Income (Loss) Before Income Taxes	$309,123	$375,403	$387,576

Net Yield on Loan Receivables	8.56%	8.09%	7.78%
Pretax Return on Loan Receivables	2.59%	3.09%	3.32%

Loan Receivables
Total Loans	$47,841,491	$47,500,410	$46,953,902
Average Total Loans	$47,472,077	$48,863,167	$46,296,296

Managed Interest Yield	12.41%	12.70%	12.58%
Managed Net Principal Charge-off Rate	4.99%	4.33%	3.97%
Managed Delinquency Rate (over 30 days)	3.81%	3.90%	2.97%
Managed Delinquency Rate (over 90 days)	1.96%	1.96%	1.44%

Credit Card Loans
Credit Card Loans - Managed	$47,124,842	$47,014,539	$46,864,317
Average Credit Card Loans - Managed	$46,857,480	$48,487,812	$46,203,924

Managed Interest Yield	12.43%	12.72%	12.59%
Managed Net Principal Charge-off Rate	5.05%	4.37%	3.97%
Managed Delinquency Rate (over 30 days)	3.85%	3.93%	2.97%
Managed Delinquency Rate (over 90 days)	1.99%	1.98%	1.44%

Total Credit Card Volume	$25,596,794	$26,207,028	$26,408,578
Sales Volume	$22,457,651	$23,155,253	$22,108,865

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented. See Reconciliation of GAAP to Managed Data schedule.

Discover Financial Services
Third-Party Payments Segment
(unaudited, dollars in thousands)
	Quarter Ended
	May 31, 2008	Feb 29, 2008	May 31, 2007

Earnings Summary
Interest Income	$533	$628	$558
Interest Expense	-	2	4
Net Interest Income	533	626	554
Other Income	37,133	34,268	29,248
Revenue Net of Interest Expense	37,666	34,894	29,802
Provision for Loan Losses	-	-	-
Total Other Expense	20,876	19,367	21,792
Income (Loss) Before Income Taxes	$16,790	$15,527	$8,010

Network Volume
PULSE Network	$27,830,403	$24,783,895	$20,799,365
Third-Party Issuers	1,603,006	1,545,943	1,313,438
Total Third-Party Payments	$29,433,409	$26,329,838	$22,112,803

Transactions Processed on PULSE Network (000's)	703,404	621,072	558,811

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	May 31, 2008	Feb 29, 2008	May 31, 2007

Interest Income
GAAP Basis	$612,063	$662,802	$637,656
Securitization Adjustments [1]	960,634	989,813	964,226
Managed Basis	$1,572,697	$1,652,615	$1,601,882

Interest Expense
GAAP Basis	$313,248	$339,441	$303,422
Securitization Adjustments	237,381	329,512	390,419
Managed Basis	$550,629	$668,953	$693,841

Net Interest Income
GAAP Basis	$298,815	$323,361	$334,234
Securitization Adjustments	723,253	660,301	573,807
Managed Basis	$1,022,068	$983,662	$908,041

Other Income
GAAP Basis	$844,892	$975,544	$829,786
Securitization Adjustments	(352,685)	(338,865)	(274,234)
Managed Basis	$492,207	$636,679	$555,552

Revenue Net of Interest Expense
GAAP Basis	$1,143,707	$1,298,905	$1,164,020
Securitization Adjustments	370,568	321,436	299,573
Managed Basis	$1,514,275	$1,620,341	$1,463,593

Provision for Loan Losses
GAAP Basis	$210,969	$305,632	$144,676
Securitization Adjustments	370,568	321,436	299,573
Managed Basis	$581,537	$627,068	$444,249

Total Assets
GAAP Basis	$34,020,245	$34,222,732	$32,264,467
Securitization Adjustments	28,128,332	27,714,769	27,757,597
Managed Basis	$62,148,577	$61,937,501	$60,022,064

Tangible Equity/Total Assets
GAAP Basis	16.3%	15.6%	16.9%
Securitization Adjustments	19.7%	19.3%	19.7%
Managed Basis	8.9%	8.6%	9.1%

Loan Receivables
Total Loans
GAAP Basis	$20,502,063	$21,042,681	$19,938,986
Securitization Adjustments	27,339,428	26,457,729	27,014,916
Managed Basis	$47,841,491	$47,500,410	$46,953,902

Average Total Loans
GAAP Basis	$19,890,330	$21,523,606	$18,673,525
Securitization Adjustments	27,581,747	27,339,561	27,622,771
Managed Basis	$47,472,077	$48,863,167	$46,296,296

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

Quarter Ended
	May 31, 2008	Feb 29, 2008	May 31, 2007

Interest Yield
GAAP Basis	10.40%	10.34%	10.69%
Securitization Adjustments	13.86%	14.56%	13.85%
Managed Basis	12.41%	12.70%	12.58%

Net Principal Charge-off Rate
GAAP Basis	4.49%	3.83%	3.47%
Securitization Adjustments	5.34%	4.73%	4.30%
Managed Basis	4.99%	4.33%	3.97%

Delinquency Rate (over 30 days)
GAAP Basis	3.54%	3.63%	2.71%
Securitization Adjustments	4.01%	4.11%	3.16%
Managed Basis	3.81%	3.90%	2.97%

Delinquency Rate (over 90 days)
GAAP Basis	1.81%	1.82%	1.31%
Securitization Adjustments	2.07%	2.08%	1.54%
Managed Basis	1.96%	1.96%	1.44%

Credit Card Loans
Credit Card Loans
GAAP Basis	$19,785,414	$20,556,810	$19,849,401
Securitization Adjustments	27,339,428	26,457,729	27,014,916
Managed Basis	$47,124,842	$47,014,539	$46,864,317

Average Credit Card Loans
GAAP Basis	$19,275,733	$21,148,252	$18,581,153
Securitization Adjustments	27,581,747	27,339,560	27,622,771
Managed Basis	$46,857,480	$48,487,812	$46,203,924

Interest Yield
GAAP Basis	10.40%	10.35%	10.72%
Securitization Adjustments	13.86%	14.56%	13.85%
Managed Basis	12.43%	12.72%	12.59%

Net Principal Charge-off Rate
GAAP Basis	4.63%	3.90%	3.48%
Securitization Adjustments	5.34%	4.73%	4.30%
Managed Basis	5.05%	4.37%	3.97%

Delinquency Rate (over 30 days)
GAAP Basis	3.63%	3.69%	2.71%
Securitization Adjustments	4.01%	4.11%	3.16%
Managed Basis	3.85%	3.93%	2.97%

Delinquency Rate (over 90 days)
GAAP Basis	1.87%	1.86%	1.31%
Securitization Adjustments	2.07%	2.08%	1.54%
Managed Basis	1.99%	1.98%	1.44%

1 Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues. Securitization income is reported in other income.

The data is presented on both a "managed" loan basis and as reported under generally accepted accounting principles ("owned" loan basis). Managed loan data assume that the Company's securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the Company's owned loans. The Company operates its business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The Company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations. Managed loan data is also relevant because the company services the securitized and owned loans, and the related accounts, in the same manner without regard to ownership of the loans. In addition, investors often request information on a managed basis which provides a more meaningful comparison to industry competitors.